Exhibit 10.1

AMENDMENT NO. 4

TO

CINEDIGM CORP. 2017 EQUITY INCENTIVE PLAN

AMENDMENT NO. 4, dated as of August 6, 2021 (this "Amendment"), to the 2017 Equity Incentive Plan (as amended, the "Plan") of Cinedigm Corp., a Delaware corporation (the "Corporation").

WHEREAS, the Corporation maintains the Plan, effective as of August 31, 2017; and

WHEREAS, the Compensation Committee of the Board of Directors of the Corporation has the authority to amend the Plan pursuant to Section 19.1 thereof.

NOW, THEREFORE, BE IT

RESOLVED that, effective as of the date hereof, the Plan is hereby amended as follows:

1.  Section 4.1(c) of the Plan is revised and amended to read as follows:

"(c) The aggregate fair market value (determined for each grant as of its Grant Date) of Shares that may be issued in the aggregate to all Nonemployee Directors in any one (1) Plan Year shall not exceed $1,000,000."

2.  In all respects not amended, the Plan is hereby ratified and confirmed and remains in full force and effect.

CINEDIGM CORP.

By:	/s/ Christopher J. McGurk
Name: Christopher J. McGurk Title: Chief Executive Officer